SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2004

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

     Delaware
(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549

(Commission File Number)	(IRS Employer Identification No.)

880 Winter Street, Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 703-1122

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

     On October 21, 2004, Phase Forward Incorporated (the “Company”) entered into an Executive Agreement with Rodger Weismann, which shall become effective November 10, 2004, in connection with Mr. Weismann’s appointment as the Company’s Senior Vice President, Chief Financial Officer and Treasurer. The Executive Agreement provides that upon the occurrence of certain triggering events, including termination of employment before or after a change of control, Mr. Weismann will be entitled to receive: (i) severance payments equal to six to twelve months of his base salary; (ii) a portion of incentive compensation to which he would have otherwise been entitled; (iii) continuation of certain health benefits; and (iv) accelerated vesting of his stock and option holdings. On October 21, 2004, Mr. Weismann and the Company also entered into an Indemnification Agreement, which will also become effective on November 10, 2004, that requires the Company to indemnify Mr. Weismann against liabilities that may arise by reason of his status or service as an officer of the Company or a director of its subsidiaries and to advance his expenses incurred as a result of any proceeding against him as to which he could be indemnified.

     On October 21, 2004, the Company also agreed to grant Mr. Weismann an option to purchase 275,000 shares of the Company’s common stock on November 10, 2004 at an exercise price per share equal to the closing price of the Company’s common stock as quoted on the NASDAQ National Market on such date. Under the agreement, the option will be subject to a four-year vesting schedule, with 25% of the option becoming exercisable on the first anniversary of the date of grant and the remaining 75% vesting monthly over the following 36 months.

     On October 21, 2004, the Company also entered into a letter agreement with John J. Schickling, the Company’s Senior Vice President and Chief Financial Officer. Pursuant to the letter agreement: (i) Mr. Schickling resigned as the Company’s Senior Vice President and Chief Financial Officer effective November 10, 2004; (ii) Mr. Schickling agreed to be employed by the Company to assist in transition matters until December 31, 2004; (iii) the Company agreed to pay Mr. Schickling severance equal to four months of his base salary and 2004 bonus, and to continue certain health benefits for up to four months following his last day of employment; and (iv) the Company agreed to accelerate the vesting of all stock options and restricted stock held by Mr. Schickling which are unvested as of his last day of employment. Pursuant to the letter agreement, Mr. Schickling provided a general release to the Company.

Item 1.02      Termination of a Material Definitive Agreement.

     On October 21, 2004, the Company and John J. Schickling agreed to terminate an Executive Agreement between the Company and Mr. Schickling in connection with Mr. Schickling’s resignation as the Company’s Senior Vice President and Chief Financial Officer, effective November 10, 2004. In connection with terminating this Executive Agreement, and as described in Item 1.01 of this Report, the Company has entered into a letter agreement providing for certain benefits upon Mr. Schickling’s resignation.

Item 2.02      Results of Operations and Financial Condition

(a)	On October 21, 2004, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On October 21, 2004, the Company announced the resignation of John J. Schickling as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective November 10, 2004. The letter agreement described in Item 1.01 of this Report provides that Mr. Schickling will continue to be employed by the Company until December 31, 2004, to assist with transition matters.

(c)	On October 21, 2004, the Company appointed Rodger Weismann as Senior Vice President, Chief Financial Officer and Treasurer of the Company effective November 10, 2004, to serve until his successor is duly elected and has qualified or until his earlier resignation or removal. The Company also agreed that upon commencing employment, Mr. Weismann would be paid an annual salary of $250,000 and, as described above in Item 1.01 of this Report, the Company agreed to grant Mr. Weismann an initial option to purchase 275,000 shares of the Company’s common stock. The Company also agreed that Mr. Weismann would be eligible to earn a bonus equal to up to 40% of his annual base salary on the basis of the achievement of certain Company and personal objectives. The Company also agreed that Mr. Weismann would receive comprehensive group health, disability and life insurance benefits and the opportunity to participate in the Company’s 401(k) Plan. As described in Item 1.01 of this Report, Mr. Weismann and the Company have also entered into an Executive Agreement and Indemnification Agreement.

Prior to joining the Company, Mr. Weismann, age 62, was employed by Inxight Software and served as the Chief Financial Officer and Senior Vice President Finance and Operations for Inxight Software from May 2003 to June 2004. Prior to Inxight, Mr. Weismann served as Chief Financial Officer of Kabira Technologies from December 1999 to October 2001. From December 1998 to December 1999, Mr. Weismann served as Chief Financial Officer and Vice President of Finance at NONSTOP Solutions (now Evant), a distribution optimization services company. From September 1998 to November 1998, Mr. Weismann served as Vice President of Finance and Administration and Chief Financial Officer at Live Picture, an internet imaging company. From February 1993 to March 1998, Mr. Weismann served as Chief Financial Officer and Senior Vice President of Finance and Administration at Forte Software, a software applications development and deployment company. From 1986 to 1993, Mr. Weismann served as Chief Financial Officer, Chief Operating Officer and Executive Vice President of Corporate Development at Banyan Systems, a computer networking firm. Mr. Weismann received an M.B.A. from the Amos Tuck School of Business Administration of Dartmouth College and a B.S. degree from Cornell University.

Item 7.01      Regulation FD Disclosure.

     On October 21, 2004, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     Neither the furnishing of any press release as an exhibit to this Report nor the inclusion in such press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Report. The information available at the Company’s internet address is not part of this Report or any other document filed by the Company with the Securities and Exchange Commission.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibit:

99.1	Press Release issued by the Company on October 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

October 21, 2004	By:	/s/ Robert K. Weiler

Robert K. Weiler President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on October 21, 2004.